                MONTHLY CERTIFICATEHOLDER'S STATEMENT SERIES 1998-1
                            TRAVELERS BANK & TRUST, FSB
                     TRAVELERS BANK CREDIT CARD MASTER TRUST I

                          ----------------------------------
                            MONTHLY PERIOD ENDING 8/31/98
                          ----------------------------------

The information which is required to be prepared with respect to this Distribution Date the 15th of September, 1998 and with respect to the performance of the trust during the month of August, 1998 is set forth below.

Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement

A. Information Regarding the Current Monthly Distribution to Certificate holders (Stated on the Basis of $1,000 Original Certificate Principal Amount)

1.   The amount of distribution in respect of Class A Monthly Principal      $0.00000000

2.   The amount of distribution in respect of Class B Monthly Principal      $0.00000000

3.   The amount of distribution in respect of Class C Monthly Principal      $0.00000000

4.   The amount of the distribution in respect of Class A Monthly Interest   $5.00000000

5.   The amount of distribution in respect of any accrued and unpaid
     Class A Monthly Interest.                                               $0.00000000

6.   The amount of distribution in respect of Class A Additional Interest    $0.00000000

7.   The Amount of distribution in respect of any accrued and unpaid
     Class B Monthly Interest                                                $0.00000000

8.   The amount of distribution in respect of any accrued and unpaid
     Class B Monthly Interest                                                $0.00000000

9.   The amount of distribution in respect of Class B Additional Interest    $0.00000000

10.  The amount of the distribution in respect of Class C Monthly Interest   $0.00000000

11.  The amount of distribution in respect of any accrued and unpaid
     Class C Monthly Interest                                                $0.00000000

12.  The amount of distribution in respect of Class C Additional Interest    $0.00000000

1.   PRINCIPAL RECEIVABLES
     ---------------------

     (a)  The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period, which were allocable
          in respect of Class A Certificates.                                $58,263,005.34

     (b)  The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period, which, were
          allocable in respect of Class B Certificates                       $  3,199,501.87

     (c)  The aggregate amount of Collections of Principal Receivables processed during the related. Monthly Period, which were
          allocable in respect of Class C Certificates                       $  2,558,074.28

2.   PRINCIPAL RECEIVABLES IN THE TRUST
     ----------------------------------

     (a)  The aggregate amount of Principal Receivables in the Trust as
          of the and of the day on the last day of the Monthly Period        $295,188,125.57

     (b)  The amount of Principal Receivables in the Trust represented by the Investor Interest of Series 1998-1 as of the end of the day
          on the last day of the Monthly Period                              $250,000,000.00

     (c)  The amount of Principal Receivables in the Trust represented by the Class A Investor Interest of Series 1998-1 as of the end
          of the day on the last day of the Monthly Period                   $227,500,000.00

     (d)  The amount of Principal Receivables in the Trust represented by the Class B Investor Interest of Series 1998-1 as of the end
          of the last day of the Monthly Period                              $ 12,500,000.00

     (e)  The amount of Principal Receivables in the Trust represented by the Class C Investor Interest of Series 1998-1 as of the end
          of the day on the last day of the Monthly Period                   $ 10,000,000.00

     (f)  The Floating Investor Percentage with respect to the Monthly
          Period                                                             83.84%

     (g)  The Class A Floating Investor percentage with respect to the
          Monthly Period                                                     76.30%

     (h)  The Class B Floating Investor Percentage with the respect to
          the Monthly Period                                                  4.19%

     (i)  The Class C Floating Investor Percentage with respect to the
          Monthly Period                                                      3.35%

     (j)  The Principal Investor Percentage with respect to the Monthly
          Period.                                                            83.84%

     (k)  The Class A Principal Investor Percentage with respect to the
          Monthly Period                                                     76.30%

     (l)  The Class B Principal Investor Percentage with respect to the
          Monthly Period                                                      4.19%

     (m)  The Class C Principal Investor Percentage with respect to the
          Monthly Period                                                      3.35%

3.   DELINQUENT BALANCES
     -------------------

     The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the last day of the related Monthly Period.

                                        Percentage of         Aggregate
                                      Total Receivables        Balance
                                      -----------------     -------------
     (a)  31-60 days                        0.50%           $1,461,726.68

     (b)  61-60 days                        0.40%           $1,168,426.22

     (c)  91-120 days                       0.27%           $  799,044.73

     (d)  Over 120 days                     0.90%           $2,662,658.40

          Total                             2.06%           $6,091,856.03

4.   INVESTOR DEFAULT AMOUNT
     -----------------------

     (a)  The Aggregate Investor Default Amount for the related Monthly
          Period                                                             $769,615.23

     (b)  The Class A Investor Default Amount for the related Monthly
          Period                                                             $700,401.27

     (c)  The Class B Investor Default Amount for the related Monthly
          Period                                                             $ 38,462.40

     (d)  The Class C Investor Default Amount for the related Monthly
          Period                                                             $ 30,751.56

5.   INVESTOR CHARGE-OFFS
     --------------------

     (a)  The aggregate amount of Class A Investor Charge-Offs for the
          related Monthly Period                                             $0.00

     (b)  The aggregate amount of Class A Investor Charge-Offs set forth in 5 (a) above per $1,000 of original certificate principal
          amount                                                             $0.00

     (c)  The aggregate amount of Class B Investor Charge-Offs for the
          related Monthly Period                                             $0.00

     (d)  The aggregate amount of Class B Investor Charge-Offs set forth in 5 (a) above per $1,000 of original certificate principal
          amount                                                             $0.00

     (e)  The aggregate amount of Class C Investor Charge-Offs for the
          related Monthly Period                                             $0.00

     (f)  The aggregate amount of Class C Investor Charge-Offs set forth in 5 (a) above per $1,000 of original certificate principal
          amount                                                             $0.00

     (g)  The aggregate amount of Class A Investor Charge-Offs reimbursed
          on the Distribution Date                                           $0.00

     (h)  The aggregate amount of Class A Investor Charge-Offs set forth
          in 5 (g) above per $1,000 original certificate principal amount    $0.00

     (i)  The aggregate amount of Class B Investor Charge-Offs reimbursed
          on the Distribution Date                                           $0.00

     (j)  The aggregate amount of Class B Investor Charge-Offs set forth
          in 5 (g) above per $1,000 original certificate principal amount    $0.00

     (k)  The aggregate amount of Class C Investor Charge-Offs reimbursed
          on the Distribution Data                                           $0.00

     (l)  The aggregate amount of Class C Investor Charge-Offs set forth
          in 5 (g) above per $1,000 original certificate principal amount    $0.00

6.   INVESTOR SERVICING FEE
     ----------------------

     (a)  The amount of the Class A Servicing Fee payable by the Trust
          to the Servicer for the related Monthly Period                     $   379,166.67

     (b)  The amount of the Class B Servicing Fee payable by the Trust
          to the Servicer for the related Monthly Period                     $    20,833.33

     (c)  The amount of the Class C Servicing Fee payable by the Trust
          to the Servicer for the related Monthly Period                     $    16,666.67

7.   REALLOCATIONS
     -------------

     (a)  The amount of Reallocated Class C Principal Collections with
          respect to this Distribution Date                                  $         0.00

     (b)  The amount of Reallocated Class B Principal Collections with
          respect to this Distribution Date                                  $         0.00

     (c)  The Class C Investor Interest as of the close of business on
          this Distribution Date                                             $10,000,000.00

     (d)  The Class B Investor Interest as of the close of business on
          this Distribution Date                                             $12,500,000.00

8.   PRINCIPAL FUNDING ACCOUNT
     -------------------------

     (a)  The principal amount on deposit in the Principal Funding
          Account on this Distribution Date (prior to withdrawals)           $         0.00

     (b)  The Deficit Controlled Accumulation Amount for the related
          Monthly Period                                                     $         0.00

     (c)  The Principal Funding Account Investment Proceeds deposited in the Collections Account to be treated as Class A Available
          Funds                                                              $         0.00

9.   AVAILABLE FUNDS
     ---------------

     (a)  The amount of Class A Available Funds on deposit in the
          Collections Account for this Distribution Date                     $3,417,345.54

     (b)  The amount of Class B Available Funds on deposit in the
          Collections Account for this Distribution Date                     $  187,662.88

     (c)  The amount of Class C Available Funds on deposit in the
          Collections Account for this Distribution Date                     $  150,040.73

10.  PORTFOLIO YIELD
     ---------------

     (a)  The Net Portfolio Yield for the related Monthly Period                    14.33%

     (b)  The Base Rate for the related Monthly Period                               7.46%

                                   TRAVELERS BANK & TRUST, FSB
                                   Servicer

                                   By: /s/ John J. Rosko
                                      -----------------------------
                                      Name: John J. Rosko
                                      Title: Vice-President

                     SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                                   SERIES 1998-1
                            TRAVELERS BANK & TRUST, FSB
                     TRAVELERS BANK CREDIT CARD MASTER TRUST I

                      ------------------------------------------
                           MONTHLY PERIOD ENDING 8/31/1998
                      ------------------------------------------

1.   The Aggregate amount of the Investor Percentage of Collections of
     Principal Receivables (net of Discount Option Collections)              $64,020,581.49

2.   The aggregate amount of the Investor Percentage of Collections of
     Finance Charge Receivables (including Annual Membership Fees, Late
     Fees, Cash Advance Fees and Other Fees)                                 $ 2,780,116.44

3.   The aggregate amount of the Investor Percentage of Discount Option
     Collections                                                             $   974,932.71

4.   The aggregate amount of funds allocable to Series 1998-1 in respect
     of Finance Charge Receivables                                           $ 3,755,049.15

5.   The aggregate amount of funds on deposit in the Principal Funding
     Account allocable to Series 1998-1 Certificates after taking into account deposits, but prior to withdrawals on the related
     Transfer Date                                                           $         0.00

6.   The excess, if any, of the Required Class C Invested Amount over
     the Class C Invested Amount (as of the related Transfer Date)           $         0.00

7.   The Class C Invested Amount on the Transfer Date of the current calendar month, after giving effect to the deposits and withdrawals
     specified above, is equal to                                            $10,000,000.00

8.   The amount of Monthly Interest, Deficiency Amounts, and Additional
     Interest payable to the

     (i)       Class A Certificateholders                                    $ 1,137,500.00

     (ii)      Class B Certificateholders                                    $         0.00

     (iii)     Class C Interests                                             $         0.00

9.   The amount of principal payable to the

     (i)       Class A Certificateholders                                    $         0.00

     (ii)      Class B Certificateholders                                    $         0.00

     (iii)     Class C Interests                                             $         0.00

10.  The sum of all amounts payable to the

     (i)       Class A Certificateholders                                    $ 1,137,500.00

     (ii)      Class B Certificateholders                                    $         0.00

     (iii)     Class C Interests                                             $         0.00

     To the knowledge of the undersigned, no Series 1998-1
     Pay Out Event or Trust Payout Event has occurred except as described below

     None

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 11th day of September.



                                                   TRAVELERS BANK & TRUST, FSB
                                                   SERVICER

                                                   By: /s/ John J. Rosko
                                                      -------------------------
                                                      Name: John J. Rosko
                                                      Title: Vice President